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                                                                EXHIBIT 23(b)




                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Fleet Financial Group, Inc.:

We consent to the use of our report incorporated by reference in the NBB Bancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 1993 which is incorporated by reference herein and to the reference to our Firm under the heading "Experts" in the prospectus. Our report refers to a change in the methods of accounting for income taxes and investments.


                                            /s/ KPMG Peat Marwick LLP



Providence, Rhode Island
April 12, 1995